UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2022

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2022, Jacob Brunsberg, age 35, the current President and Chief Operating Officer of Sigma Labs, Inc. (“Sigma,” or the “Company”), will become Sigma’s President, Chief Executive Officer and principal executive officer and will no longer serve as Chief Operating Officer. Also effective April 1, Mr. Brunsberg was appointed to serve as a Class II director on the Board. Prior to joining Sigma in September 2021 as Senior Vice President responsible for leading the Company’s strategic relationships, product management and marketing programs, Mr. Brunsberg was a P&L leader for General Electric’s Binder Jet Technology unit with management responsibility for strategy, development, commercialization, and overall business performance. He has a degree in material science from the University of Wisconsin.

There are no arrangements or understandings between Mr. Brunsberg and any other persons pursuant to which he was chosen as President, Chief Executive Officer and principal executive officer of the Company. There are no family relationships between Mr. Brunsberg and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Brunsberg is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K, and Mr. Brunsberg’s employment agreement with the Company remains in place in accordance with its terms.

Mr. Brunsberg replaces Mark Ruport, who resigned from his positions as Chief Executive Officer and principal executive officer of the Company effective April 1, 2022. Mr. Ruport remains a director of the Company and was appointed to replace the current Chairman of the Board, John Rice, who will continue to serve as a director. Mr. Ruport will continue to be compensated under his current terms of employment through May 31, 2022, for his services during this leadership transition. Beginning June 1, 2022, Mr. Ruport will be entitled to be compensated as a non-employee director under the Company’s non-employee director compensation program, as it may be adjusted from to time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release of Sigma Labs, Inc., dated April 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2022	SIGMA LABS, INC.

	By:	/s/ Jacob Brunsberg
	Name:	Jacob Brunsberg
	Title:	President and Chief Executive Officer